Exhibit 99.1

PR Newswire – Editorial – Usual Distribution

For immediate distribution, April 5, 2007

Faxed to 612.331.3700 after 4:00 PM, April 5, 2007

Sent via email to mnhubs@prnewswire.com

Contact: Dan Florness, EVP and Chief Financial Officer 507.454.5374

FASTENAL COMPANY – ANNOUNCES CONFERENCE CALL TO REVIEW 2007 FIRST QUARTER EARNINGS

Fastenal Company (Winona, MN – NASDAQ: FAST) announced today that the Company’s conference call to review first quarter 2007 results, as well as current operations, will be broadcast live over the Internet on Thursday, April 12, 2007 at 9:00 a.m. Central Time.

To access the call, please visit the following web address:

investor.fastenal.com

An online archive of the broadcast will be available within one hour of the conclusion of the call and will be available for two weeks. Participants must have a soundcard and speakers to listen to the online broadcast.

Fastenal sells different types of industrial and construction supplies in the following product categories: threaded fasteners and miscellaneous supplies; tools; metal cutting tool blades and abrasives; fluid transfer components and accessories for hydraulic and pneumatic power; material handling; storage and packaging products; janitorial, chemical and paint products; electrical supplies; welding supplies; safety supplies; and metals, alloys and materials.

As of February 28, 2007, Fastenal operated 2,040 stores in the United States (all 50 states), Canada (all provinces), Puerto Rico (multiple), Mexico (14 states), Singapore (one location), Netherlands (one location), and China (one location) selling to the general public. The Company operates 12 distribution centers located in Minnesota, Indiana, Ohio, Pennsylvania, Texas, Georgia, Washington, California, Utah, North Carolina, Kansas, and Ontario, Canada.

Additional information regarding Fastenal Company is available on the Fastenal Company World Wide Web site at www.fastenal.com. FAST-G